UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2011

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 17, 2011, Ecolab Inc. (“Ecolab” or the “company”) announced earnings for the fourth quarter and full-year ended December 31, 2010.  A copy of the News Release issued by Ecolab in connection with this report under Item 2.02 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab also will publish the News Release on its website located at www.ecolab.com.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 17, 2011, Ecolab announced that it has undertaken a comprehensive plan to substantially improve the efficiency and effectiveness of its Europe business, sharpen its competitiveness and accelerate its growth and profitability. As a part of this effort, Ecolab is developing plans for an accelerated restructure of its European operations in order to more quickly realize the benefits. Ecolab will work with its various works councils (worker representatives elected pursuant to local labor laws) in Europe to develop and finalize implementation plans in accordance with local labor laws and practices. As part of the restructuring, approximately 900 positions are expected to be eliminated.

The restructuring and other cost savings actions are expected to result in approximately $120 million ($100 million after tax) in annualized cost savings when fully realized, with approximately $4 million to $6 million ($3 million to $5 million after tax) realized in 2011. Ecolab expects to incur a pretax restructuring charge of approximately $150 million ($125 million after tax) over the next three years, beginning in the first quarter of 2011, as the restructuring is rolled out. Approximately $50 million to $70 million ($40 million to $60 million after tax) of that charge is expected to occur in 2011. The company anticipates that approximately $125 million of the charge would represent cash expenditures.

It is foreseen that these actions will better align business and functional support by leveraging the new business systems recently implemented in the region.

Major initiatives under development include:

•                  Supply chain — significant realignment of the supply chain, including repositioning of the warehousing networks, better leveraged purchasing capabilities, formula and packaging simplification, manufacturing consolidation and streamlined support functions.

•                  General and administrative (G&A) — shared and outsourced services, centralization of business functions, marketing channel optimization, simplification and automated manual tasks.

•                  Division - streamlined marketing, business simplification, channel optimization, sales productivity and office consolidation.

This Current Report on Form 8-K contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our financial and business prospects in 2011 and over the next three years, including margin improvement actions, restructuring activities, restructuring charges, cash expenditures and cost savings. These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  The ultimate results of any European restructuring and business improvement actions depend on a number of factors, including the development of a final plan, the input of the various works councils on the terms of the restructuring, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness.  We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made.

Except as may be required under applicable law, we undertake no duty to update our Forward-Looking Statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

	(99)	Ecolab Inc. News Release dated February 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 17, 2011	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated February 17, 2011.	Filed herewith electronically.